UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2009

(Date of earliest event reported:March 25, 2009)

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On March 27, 2009, as part of the U.S. Department of the Treasury’s (the “Treasury”) Troubled Asset Relief Program Capital Purchase Program (“CPP”), Trinity Capital Corporation (“Trinity”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement –Standard Terms (Non-Exchange-Traded QFIs, excluding S Corps and Mutual Organizations) attached thereto (the “Securities Purchase Agreement”), and a related Side Letter (the “Side Letter”) with the Treasury, pursuant to which (i) Trinity issued and sold, and the Treasury purchased, 35,539 shares of Trinity’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Standard Preferred Shares”) for an aggregate purchase price of $35.5 million in cash, and (ii) Trinity issued to the Treasury a warrant (the “Warrant”) to purchase up to 1,777.01777 shares of Trinity’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Warrant Preferred Shares”), at an exercise price of $0.01 per share. Treasury immediately exercised the Warrant (waiving the fractional shares) and Trinity issued 1,777 Warrant Preferred Shares to the Treasury.

The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Standard Preferred Shares will accrue on the liquidation preference at a rate of 5.0% per annum for the first five years, and at a rate of 9.0% per annum thereafter, but will be paid only if, as and when declared by Trinity’s Board of Directors. Cumulative dividends on the Warrant Preferred Shares will accrue on the liquidation preference at a rate of 9.0% per annum, but will be paid only if, as and when declared by Trinity’s Board of Directors. The Standard Preferred Shares and the Warrant Preferred Shares have no maturity date and rank senior to Trinity’s common stock (“Common Stock”) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of Trinity. The Standard Preferred Shares and Warrant Preferred Shares are generally non-voting and non-convertible to the Common Stock. Subject to the approval of the Board of Governors of the Federal Reserve System, the Standard Preferred Shares and the Warrant Preferred Shares are redeemable at the option of Trinity at 100% of their liquidation preference at any time and without penalty.

The Securities Purchase Agreement contains limitations on the payment of dividends on the Common Stock (including the prohibition on paying semi-annual dividends on the Common Stock in excess of $0.40 per share, which was the amount of the last regular dividend declared by Trinity prior to October 14, 2008, during the first three years, the prohibition on increases in dividends over 3% per year for the third through the tenth year of participation in the CPP and the prohibition on the payment of any dividends after the tenth year until the liquidation preferences for both the Standard Preferred Shares and the Warrant Preferred Shares are paid in full) and on Trinity’s ability to repurchase its Common Stock and repurchase or redeem its trust preferred securities (including the requirement that any repurchase must first be approved by Treasury during the first ten years and thereafter are not permitted until the liquidation preferences for both the Standard Preferred Shares and the Warrant Preferred Shares are paid in full). In addition, the Securities Purchase Agreement contains certain executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”).

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As a condition to the closing of the transaction, each of Trinity’s Senior Executive Officers (as defined in the Securities Purchase Agreement), including William C. Enloe, Steve W. Wells and Daniel R. Bartholomew (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or Trinity for any changes to such persons’ compensation or benefits that are required to comply with Section 111 of the EESA and any rules or regulation issued under the EESA (the “EESA Restrictions”) and acknowledging that the EESA Restrictions may require modification of such persons’ compensation, bonus, incentive and other benefit plans, arrangement and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period Treasury holds any of the Standard Preferred Shares or Warrant Preferred Shares acquired through the CPP; and (ii) entered into an Omnibus Amendment to Compensation and Benefit Plans (the “Omnibus Compensation Amendment”) with Trinity amending the compensation, employment and benefit plans with respect to such persons as may be necessary, during the period that Treasury holds any of the Standard Preferred Shares or Warrant Preferred Shares acquired through the CPP to comply with the EESA Restrictions.

The Securities Purchase Agreement may be amended unilaterally by Treasury to the extent required to comply with any changes in applicable federal statutes after the executions thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement), the Side Letter, the form of the Warrant, Trinity’s Amendment to its Articles of Incorporation establishing the terms of the Standard Preferred Shares, Trinity’s Amendment to its Articles of Incorporation establishing the terms of the Warrant Preferred Shares, the form of the Waiver, the form of the Omnibus Compensation Amendment and the press release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02, and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 25, 2009, Trinity filed with the State of New Mexico an Amendment to its Articles of Incorporation establishing the terms of the Standard Preferred Shares and an Amendment to its Articles of Incorporation establishing the terms of the Warrant Preferred Shares. A copy of the Amendments are included as exhibits to this Form 8-K and are incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure

On March 27, 2009, Trinity Capital Corporation issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 to this Form 80K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.
Exhibit 3.1	Trinity’s Amendment to the Articles of Incorporation establishing the Standard Preferred Shares, effective on March 25, 2009
Exhibit 3.2	Trinity’s Amendment to the Articles of Incorporation establishing the Warrant Preferred Shares, effective on March 25, 2009
Exhibit 4.1	Warrant to Purchase up to 1,777.01777 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated March 27, 2009
Exhibit 10.1	Letter Agreement, dated March 27, 2009, including the Securities Purchase Agreement attached thereto, between Trinity and the United States Department of the Treasury
Exhibit 10.2	Form of Waiver, executed by each of the Senior Executive Officers and the two other highest compensated employees

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Exhibit 10.3	Form of Omnibus Compensation Amendment executed by each of the Senior Executive Officers and the two other highest compensated employees
Exhibit 10.4	Side Letter Agreement, dated March 27, 2009, between Trinity and the United States Department of the Treasury
Exhibit 99.1	Press Release dated March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: March 27, 2009	By:	/s/ William C. Enloe
William C. Enloe President and Chief Executive Officer

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